UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) – March 27, 2007

Commission File Number: 000-32745

SHEARSON FINANCIAL NETWORK
(Exact name of registrant as specified in its charter)

Nevada	88-0471353
(State or jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

2470 St. Rose Parkway, Suite 314
Henderson, Nevada 89074

(Address of principal executive offices, including zip code)

(702)  868-7900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SHEARSON FINANCIAL NETWORK, INC.

Item 1.02	Termination of Material Definitive Agreement

On June 6, 2006, Shearson Financial Network, Inc. filed a Form 8K including the following disclosure, “on June 5, 2006, we agreed to acquire all of the issued and outstanding shares of common stock of Real Property Technologies ("RPT"), a New York corporation ("RPT"), from its shareholders ("shareholders"), pursuant to the terms and conditions of a Share Exchange Agreement (the "Exchange Agreement") among SHAREHOLDERS, RPT and us. Pursuant to the Exchange Agreement, we exchanged 100,000 shares of our Series A-1 Convertible Preferred Stock  valued at approximately $40,000,000. Each share of the Series A-1 Convertible Preferred Stock has a stated value of four hundred dollars ($400.00)”.

On March 27, 2007, the Company rescinded its agreement with RPT.  The parties believed that the Exchange was not as beneficial as anticipated to both parties, and desire to rescind said agreement effective December 31, 2006. The parties shall remain in the same position as that they were prior to the execution of the Exchange Agreement. The Company views this rescission as nullification and will amend previously filed documents to delete any operating activities related to RPT in the Company’s consolidated financial statements.

Item 9.01.	Financial Statements, Financial Information and Exhibits.

(b)	Exhibits

5.5	Rescission Agreement dated March 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: April 2, 2007	SHEARSON FINANCIAL NETWORK

By: /s/ Michael A. Barron
Michael A. Barron
Chief Executive Officer and Chairman